Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER SUCH ACT OR LAWS AND THE RULES AND REGULATIONS THEREUNDER.

WAVE2WAVE COMMUNICATIONS, INC.
COMMON STOCK WARRANT

WARRANT NO. XX	[_______]

This certifies that, for value received, Lee Haskin (the “Holder”), is entitled to purchase from Wave2Wave Communications, Inc., a Delaware corporation (the “Corporation”), [_______] shares of the Corporation’s Common Stock, at a per share price (the “Exercise Price”) equal to $[_______], at any time or from time to time during the Exercise Period. As used herein, “Exercise Period” will mean the period commencing on the date hereof and ending at midnight on the ten year anniversary of the date hereof.

                         Certain terms used in this Warrant are defined in Section 10 herein.

          1. Exercise of Warrant.

                         At the option of the Holder, the Holder may exercise the rights represented by this Warrant as follows:

                    (a) The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part at any time or from time to time during the Exercise Period, by delivering to the Corporation at its offices set forth on the signature pages hereof, the following three items: (i) a written notice executed by the Holder (or its authorized representative) electing to exercise all or any portion of this Warrant, and if the Holder is exercising this Warrant in part, identifying the number of Warrant Shares to be acquired, such notice to be substantially in the Form of Subscription attached hereto as Attachment 1, (ii) this Warrant and (iii) payment to the Corporation of the Exercise Price for each share (or fraction thereof) being purchased by delivery of any combination of one or more of the following: cash, wire transfer or check.

                    (b) In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares, registered in the name of the Holder or its designee, will be delivered to the Holder hereof within a reasonable time, not exceeding fifteen (15) days, after the rights represented by this Warrant will have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of Warrant Shares (including any fractional share, if any) with respect to which this Warrant will not then have been exercised will also be issued to the Person entitled to receive the same within such time. The Person in whose name any certificate for Warrant Shares is issued upon exercise of this Warrant will for all purposes be deemed to have become the Holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate. The Corporation will pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of share certificates for Warrant Shares and new Warrants.

                    (c) No fractional shares of Common Stock will be issued upon exercise of this Warrant. Instead of any fractional shares of Common Stock which would otherwise be issuable upon exercise of any such Warrant, the Holder may deduct from the aggregate Exercise Price an amount equal to the product of (i) the price of one share of Common Stock and (ii) such fractional interest.

          2. Covenants of the Corporation.

                         The Corporation covenants and agrees that:

                    (a) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable, and free from all taxes, liens, security interests, charges or other encumbrances with respect to the issuance thereof.

                    (b) The Corporation will at all times keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, sufficient number of shares of Common Stock to provide for the Warrant Shares.

          3. Adjustment of Shares.

                    (a) In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares) or any consolidation or merger of the Corporation, this Warrant will after such reorganization, reclassification, consolidation or merger be exercisable for the kind and number of shares of stock or other securities or property of the Corporation (or of the corporation resulting from such consolidation or surviving such merger) that any holder of the number of shares of Common Stock deliverable upon exercise of this Warrant (immediately prior to the time of such reorganization, reclassification, consolidation or merger) would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause will similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

                    (b) Whenever the Warrant will be adjusted as provided in Section 3(a), the Corporation will make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Warrant Shares that will be in effect after such adjustment. The Corporation will also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to the Holder at such Holder’s address appearing on the Corporation’s records.

Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of Section 3(c) below.

                    (c) If the Corporation will propose to take any action of the types described in Section 3(a), the Corporation will give notice to the Holder, which notice will specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice will also set forth such facts with respect thereto as will be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the number, kind or class of shares or other securities or property which will be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice will be given at least twenty (20) days prior to the date so fixed, and in case of all other actions, such notice will be given at least thirty (30) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, will not affect the legality or validity of any such action.

                    (d) The computations of all amounts under this Section 3 will be made assuming all other anti-dilution or similar adjustments to be made to the terms of all other securities resulting from the transaction causing an adjustment pursuant to this Section 3 have previously been made so as to maintain the relative economic interest of the Warrants vis a vis all other securities issued by the Corporation.

          4. No Stockholder Rights; Limitation of Liability.

                         The Holder will not be entitled to any voting rights or other rights as a stockholder of the Corporation by reason of the rights granted under this Warrant until the Holder will purchase shares of Common Stock hereunder. No provision hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder will give rise to any liability of the Holder for the payment of the Exercise Price or as a stockholder of the Corporation.

          5. Warrant Agency; Transfer, Exchange and Replacement of Warrants.

                    (a) Warrant Agency. As long as any of the Warrants remain outstanding, the Corporation will perform the obligations of and be the warrant agency with respect to the Warrants (the “Warrant Agency”) at its address set forth on the signature pages hereof or at such other address as the Corporation will specify by notice to the Holder.

                    (b) Ownership of Warrant. The Corporation may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any Person other than the Corporation) for all purposes and will not be affected by any notice to the contrary, until due presentment of this Warrant for registration of transfer as provided in this Section 5.

                    (c) Transfer of Warrant. The Holder may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of all or any portion of this Warrant (including the Warrant Shares) at any time without the prior written consent of the Corporation.

                    (d) Division or Combination of Warrants. This Warrant may be divided or combined with other warrants upon presentment hereof and of any warrant or warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations in which the new warrant or warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 5(c) as to any transfer or assignment which may be involved in the division or combination, the Corporation will execute and deliver a new warrant or warrants in exchange for the warrant or warrants to be divided or combined in accordance with such notice.

                    (e) Loss, Theft, Destruction of Warrant Certificates. Upon receipt of evidence by the Corporation of the ownership of and the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security by the Corporation or, in the case of any such mutilation, upon surrender and cancellation of the Warrant, the Corporation will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

          6. Successors.

                         All the provisions of this Warrant by or for the benefit of the Corporation or the Holder will bind and inure to the benefit of their respective successors and assigns.

          7. Headings.

                         The headings of sections of this Warrant have been inserted for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.

          8. Remedies; Amendment and Waiver.

                    (a) No failure or delay of any party in exercising any power or right hereunder will operate as a waiver thereof (except where a specific time period for the exercise of such power or right is expressly set forth herein), nor will any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice or demand on any party in any case will entitle such party to any other or future notice or demand in similar or other circumstances.

                    (b) Except as otherwise provided herein, the provisions of the Warrants may be amended only if the Corporation has obtained the written consent of the Holder. Any such amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section 80 will be binding upon the holders of all Warrants and Warrant Shares, upon each future holder thereof and upon the Corporation. In the event of any such amendment, modification or waiver, if appropriate, notation thereof will be made on all Warrants thereafter surrendered for registration of transfer or exchange.

          9. Severability.

                         Whenever possible, each provision of this Warrant will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any Applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions will be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

          10. Definitions; Interpretation.

                    (a) Definitions. The following terms have meanings set forth below:

                         “Applicable Law” will mean, with respect to any Person, property, transaction or event, all present and future applicable laws, statutes, regulations, treaties, judgments and decrees and all applicable official directives, rules, consents, approvals, authorizations, orders, guidelines and policies of any Governmental Authority or Persons having authority over or applicable to such Person or any of its assets or properties.

                         “Business Day” will mean any day other than a Saturday, Sunday or a day on which banks are authorized or required to be closed in New York City.

                         “Common Stock” will mean the common voting equity securities, of the Corporation.

                         “Governmental Authority” will mean the United States Congress, any legislature, assembly, council or other legislative body and any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court or any judicial or quasi-judicial body or authority, in each case whether of or involving the United States of America or any political subdivision thereof.

                         “Person” will be construed broadly and will include any natural person, company, partnership, joint venture, corporation, business trust, unincorporated organization or Governmental Authority.

                         “Warrant Agency” has the meaning given to such term in Section 5.

                         “Warrant Shares” means the Common Stock issued or issuable upon exercise of the Warrants; provided, that if there is a change such that the securities issuable upon exercise of the Warrants are issued by an entity other than the Corporation or there is a change in the class of securities so issuable, then the term “Warrant Shares” will mean the securities issuable upon exercise of the Warrants.

                    (b) Terms Generally. The definitions contained in this Warrant will apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation.”

          11. Governing Law.

                    (a) ALL QUESTIONS CONCERNING THE CONSTRUCTION, INTERPRETATION AND VALIDITY OF THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER IN THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                    (b) FOR ALL PURPOSES OF THIS WARRANT AND FOR ALL PURPOSES OF ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, EACH OF THE PARTIES HEREBY SUBMITS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK, AND ANY APPELLATE COURT FROM ANY SUCH STATE OR FEDERAL COURT, AND HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING WILL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN THE UNITED STATES BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY UNITED STATES LAW. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, (i) ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR ANY RELATED MATTER IN ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK, (ii) THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT AND (iii) TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          12. Notices.

All notices, demands and requests of any kind to be delivered to any party hereto in connection with this Warrant will be in writing, (a) delivered personally, (b) sent by internationally-recognized overnight courier, (c) sent by first class, registered or certified mail, return receipt requested or (d) by telecopy, telegram or other means of recorded telecommunication with confirmed receipt (with hard copy to follow by first class mail). Any notice, demand or request so delivered will constitute valid notice under this Warrant and will be deemed to have been received (iv) on the day of actual delivery in the case of personal delivery, (v) on the next

Business Day after the date when sent, in the case of delivery by internationally-recognized overnight courier, (vi) on the tenth Business Day after the date of deposit in the U.S. mail in the case of mailing or (vii) one Business Day after being sent by telecopy with confirmed receipt (with hard copy to follow by first class mail). The mailing address of the Corporation is set forth on the signature pages hereto, and the mailing addresses of the Holder is [_______]. Any party hereto may, from time to time by notice in writing served upon the other as aforesaid, designate a different mailing address or a different person to which all such notices, demands or requests thereafter are to be addressed.

*   *   *   *

                    IN WITNESS WHEREOF, WAVE2WAVE COMMUNICATIONS, INC. has caused this Warrant to be executed by its duly authorized officers under its corporate seal, and this Warrant to be dated as of the date first set forth above.

WAVE2WAVE COMMUNICATIONS, INC.

By:

Name:
Title:

Address:

Continental Plaza, 6th Floor 433 Hackensack Avenue Hackensack, New Jersey 07601

Attention: President

FORM OF SUBSCRIPTION

[To be signed upon exercise of Warrant]

TO: Wave2Wave Communications, Inc.

                    The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ______ Common Shares of Wave2Wave Communications, Inc., and herewith tenders payment of [identify amount and form of payment] in full payment of the purchase price for such shares, and requests that the certificates for such shares be issued in the name of, and be delivered to, ___________, whose address is __________________________.

Dated:

(Signature)

(Address)